Exhibit 99.1

United States Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended May 31, 2022

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$41,706,320
Unrealized Gain (Loss) on Market Value of Commodity Futures	12,257,699
Dividend Income	175,357
Interest Income	13,946
ETF Transaction Fees	18,000
Total Income (Loss)	$54,171,322

Expenses
General Partner Management Fees	$257,727
Professional Fees	93,675
Brokerage Commissions	50,710
Directors' Fees and insurance	9,156
NYMEX License Fee	6,443
Total Expenses	$417,711
Net Income (Loss)	$53,753,611

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 5/1/22	$439,938,856
Additions (3,800,000 Shares)	102,882,513
Withdrawals (3,400,000 Shares)	(97,016,424)
Net Income (Loss)	53,753,611

Net Asset Value End of Month	$499,558,556
Net Asset Value Per Share (18,084,588 Shares)	$27.62

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended May 31, 2022 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596